Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com

TeamStaff Receives Nasdaq Deficiency Notice
Related to Minimum Bid Price

Somerset, New Jersey – December 22, 2009 — TeamStaff, Inc. (Nasdaq: TSTF) a national provider of healthcare and administrative staffing services, today announced that on December 17, 2009, it received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (Nasdaq) stating that for the last 30 consecutive business days, the Company’s common stock has not maintained a minimum bid price of $1.00 per share, as required by the continued listing requirements of the Nasdaq Capital Market set forth in Listing Rule 5550(a)(2) (the “Listing Rule”) and that the Company is not in compliance with this requirement. This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market or on the trading of the Company’s common stock.

In accordance with the Nasdaq Listing Rules, the Company has been provided a grace period of 180 days to regain compliance with the Listing Rule. To regain compliance, the closing bid price of the Company’s securities must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the grace period. If the Company’s common stock does not regain compliance with the Listing Rule during this grace period, Nasdaq will provide written notice that the Company’s securities may be delisted from The Nasdaq Capital Market. In that event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel. There can be no guarantee that the Company will be able to regain compliance with this requirement.

TeamStaff’s management and Board of Directors are considering alternatives to address compliance with the Listing Rule.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff GS and TeamStaff Rx. TeamStaff GS specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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